Exhibit 23.1

Mercurius & Associates LLP (Formerly known as AJSH & Co LLP) LLPIN : AAG-1471	A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi – 110052 +91 11 45596689 www.masllp.com info@masllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MOBILE GLOBAL ESPORTS INC.

We hereby consent to the incorporation in the Registration statement under The Securities Act of 1933 i.e. Form S-1/A of MOBILE GLOBAL ESPORTS INC. (the “Company”) of our report dated March 21, 2022, with respect to the financial statements of the Company from March 11, 2021 (Inception) to December 31 and the related notes to the financial statements.

/s/ Mercurius & Associates LLP
Mercurius & Associates LLP
Delhi, India
January 25, 2023